UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 16, 2025

TVARDI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36279	75-3175693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Sugar Creek Ctr. Blvd. Suite 525 Sugar Land, Texas		77478
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 489-8654

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TVRD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retention Compensation

On December 16, 2025, the Board of Directors of Tvardi Therapeutics, Inc. (the “Company”) approved one-time retention compensation for certain of the Company’s employees, as recommended by the Compensation Committee of the Board, including to each of the Company’s named executive officers, as follows:

Name and Title	Option to Purchase Shares (#)(1)
Dr. Imran Alibhai, Chief Executive Officer	47,500
Dr. John Kauh, Chief Medical Officer	17,500
Dan Conn, Chief Financial Officer	17,500

(1)	The per-share exercise price of the option equals the closing per-share price of the Company’s common stock on the date of grant. 25% of the shares subject to the option will vest on the one-year anniversary of the vesting commencement date, which is December 16, 2026, and the balance of the shares will vest in a series of thirty-six (36) successive equal monthly installments measured from the first anniversary of the vesting commencement date.

The Board approved the retention compensation to further incentivize the named executive officers’ performance as the Company executes on its Phase 1b/2 clinical trial of TTI-101 in hepatocellular carcinoma and Phase 1 trial of TTI-109 in healthy volunteers.

Tvardi Therapeutics, Inc. Severance and Change in Control Plan

On December 16, 2025, the Board approved the Tvardi Therapeutics, Inc. Severance and Change in Control Plan (the “Severance Plan”), as recommended by the Compensation Committee of the Board.

The purpose of the Severance Plan is to provide for the provision of certain severance and equity vesting acceleration benefits to certain employees of the Company (collectively, the “Eligible Employees”), including without limitation all of the Company’s existing named executive officers. As a condition for eligibility, participants must enter into a participation agreement, which specifies the potential severance benefits and contains other terms and conditions related to participation in the Severance Plan. The severance benefits are payable upon a qualifying termination of employment (a “Covered Termination”), both before and after a Change in Control of the Company (as defined in the Severance Plan). A Covered Termination is defined as a termination without Cause (other than as a result of death or disability) or, with respect to Imran Alibhai, Dan Conn and John Kauh, a resignation for Good Reason (each as defined in the Severance Plan or applicable participation agreement).

Except as otherwise provided in a participation agreement, the Severance Plan supersedes any change in control or severance benefit plan, policy or practice previously maintained by the Company with respect to an Eligible Employee and any change in control or severance benefits in any individually negotiated employment offer letter, contract or other agreement between the Company and an Eligible Employee. Notwithstanding the foregoing, the Eligible Employee’s outstanding equity awards remain subject to the terms of the equity plan under which such awards were granted (including the relevant award documentation) that may apply upon a Change in Control and/or termination of such Eligible Employee’s service.

Each Eligible Employee’s right to receive the payments and benefits provided under the Severance Plan are subject to such Eligible Employee’s execution of a general waiver and release, in such form as provided by the Company. An Eligible Employee’s right to receive benefits under the Severance Plan shall terminate under certain circumstances, as specified in the Severance Plan.

Severance Benefits of Eligible Employees Within Change in Control Period

If an Eligible Employee is terminated in a Covered Termination commencing three months prior to and ending 12 months following the closing of a Change in Control (the “Change in Control Period”), such Eligible Employee will be eligible to receive the following benefits, subject to standard deductions and withholdings: (i) a lump sum cash payment equal to a portion of such Eligible Employee’s base salary (18 months for Dr. Alibhai, 12 months for Mr. Conn and Dr. Kauh); (ii) a lump sum cash payment in an amount equal to 150% (for Dr. Alibhai) or 100% (for Mr. Conn and Dr. Kauh) of the Eligible Employee’s annual target cash bonus for the calendar year in which the Eligible Employee’s Covered Termination occurs; (iii) Company-paid COBRA premium payments for the Eligible Employee and such Eligible Employee’s eligible dependents for a period of time following such Covered Termination (up to 18 months for Dr. Alibhai, 12 months for Mr. Conn and Dr. Kauh); (iv) full acceleration of any then-outstanding, unvested time-vesting equity awards held by the Eligible Employee and (v) with respect to Mr. Conn, a lump sum cash payment in lieu of any unused portion of his accrued vacation (“PTO”).  If any of the benefits payable under the Severance Plan would constitute a “parachute payment” within the meaning of Section 280G of the Code (as defined in the Severance Plan) and otherwise be subject to the excise tax imposed by Section 4999 of the Code, the Severance Plan provides for a best-after-tax analysis with respect to such payments.

Severance Benefits of Eligible Employees Outside Change in Control Period

If an Eligible Employee is terminated in a Covered Termination outside of the Change in Control Period, such Eligible Employee will be eligible to receive: (i) continued cash payments of such Eligible Employee’s base salary, to be paid in installments in accordance with the Company’s regular payroll practices over a specified time period (12 months for Dr. Alibhai, 10 months for Mr. Conn and 9 months for Dr. Kauh); (ii) for the named executive officers, a pro-rated amount of the officer’s annual target cash bonus based upon (a) actual performance as measured by the Plan Administrator (as defined in the Severance Plan) and (b) the number of months worked in the calendar year in which such officer’s Covered Termination occurs; (iii) Company-paid COBRA premiums for the Eligible Employee and such Eligible Employee’s eligible dependents for a period of time (up to 12 months for Dr. Alibhai, 10 months for Mr. Conn and 9 months for Dr. Kauh); (iv) acceleration of the vesting and exercisability (as applicable) of any then-outstanding, unvested time-vesting equity awards held by the named executive officers to the extent such awards were scheduled to vest during a specified period following such Covered Termination (24 months for Dr. Alibhai, 10 months for Mr. Conn or 9 months for Dr. Kauh) and (v) with respect to Mr. Conn, PTO.

Change in Control Acceleration upon Acquirer’s Failure to Assume, Continue or Substitute

If (i) in connection with a Change in Control, any outstanding unvested equity award held by an Eligible Employee is not assumed, continued or substituted for by the successor or acquiror entity (or its parent company) and (ii) such Eligible Employee remains employed with the Company as of immediately prior to such Change in Control, then the vesting of such awards shall accelerate in full (and, with respect to performance-vesting awards, at 100% of target, unless otherwise provided in individual award documents), effective immediately prior to, but subject to the consummation of, such Change in Control.

* * *

The foregoing description of the Severance Plan is only a summary and is qualified in its entirety by reference to the full text of the Severance Plan, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TVARDI THERAPEUTICS, INC.

Date: December 18, 2025	By:	/s/ Imran Alibhai
	Name:	Imran Alibhai
	Title:	Chief Executive Officer